             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
                event reported): June 8, 1998



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota              0-3021             41-0518860
------------------- --------------------- --------------------
     (State of         (Commission File     (I.R.S. Employer
  Incorporation)           Number)         Identification No.)



385 Washington St., St. Paul, MN              55102
--------------------------------           -----------
(Address of principal                      (Zip Code)
executive offices)


                       (612) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events.
           -------------

     The following information was derived from a press release of The St. Paul Companies, Inc. dated June 8, 1998:


THE ST. PAUL EXPECTS $25 to $30 MILLION IN LOSSES FROM MAY 30
           STORM IN MINNESOTA AND THE MIDWEST

     The St. Paul Companies (NYSE:SPC) today announced that damage from the May 30 storm that hit parts of Minnesota and the Midwest is expected to result in pretax catastrophe losses ranging from $25 million to $30 million.

     Most of the losses are expected to come from commercial and personal insurance customers in the Twin Cities metropolitan area who have received extensive wind damage to their property.

     "This storm has had a devastating effect on our policyholders, particularly since it came just two weeks after a similar storm. We are working as quickly as possible to help these people get on with their lives," said
Douglas W. Leatherdale, Chairman, President and Chief
Executive Officer.

     Personal Insurance customers who experienced a loss in the May 15 storm will not have to pay an additional deductible on their policy if they experienced a loss in the May 30 storm.

     The St. Paul Companies, headquartered in Saint Paul,
Minnesota, is a group of companies providing property-liability insurance products and services worldwide.



  Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              THE ST. PAUL COMPANIES, INC.




                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President
                                   and Chief Legal Counsel


Date: June 10, 1998